UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2009

OCCULOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 Roselle Street, Suite 100
San Diego, CA  92121
(Address of principal executive offices, including zip code)

(858) 455-6006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2009, the Board of Directors, or the Board, of OccuLogix, Inc., or the Company, approved annual salaries and targeted bonuses for certain employees, including Elias Vamvakas, the Company’s Chief Executive Officer, William G. Dumencu, the Company’s Chief Financial Officer, and Benjamin Sullivan, the Company’s Chief Scientific Officer.  The Company also approved annual salaries and targeted bonuses for certain other employees. All funds are in US dollars unless otherwise indicated.

The current annual base salaries, the new 2009 annual base salaries and bonuses for the named executive officers are as follows:

	Existing	New 2009	Targeted Annual
Name and Position	Base Salary	Base Salary	Bonus

Elias Vamvakas, Chief Executive Officer	$120,000	$240,000	$100,000

William G. Dumencu, Chief Financial Officer	$122,844 Cdn.	$122,844 Cdn	$50,000 Cdn.

Benjamin Sullivan, Chief Scientific Officer	$120,000	$120,000	$50,000

The new 2010 annual base salaries and bonuses for the named executive officers are as follows:

	New 2009	New 2010	Targeted Annual
Name and Position	Base Salary	Salary	Bonus

Elias Vamvakas, Chief Executive Officer	$240,000	$240,000	$120,000

William G. Dumencu, Chief Financial Officer	$122,844 Cdn.	$184,271 Cdn.	$46,068 Cdn.

Benjamin Sullivan, Chief Scientific Officer	$120,000	$180,000	$45,000

The salary payable to Mr. Vamvakas will be paid through the issuance of options to purchase 100,000 shares of the Company’s common stock for 2009 and 200,000 shares of the Company’s common stock for 2010, in each case subject to vesting.  Bonus payments to Mr. Vamvakas may be in the form of cash, stock or options at the election of Mr. Vamvakas.  The number of shares subject to options issued in lieu of cash bonus payments will be determined on the same basis as for salary payments.  The exercise price of any options granted in lieu of cash payments will be no less than the fair market value of the Company’s common stock on the date of grant, calculated in accordance with the Company’s stock option policy.  The number of shares of the Company’s common stock issued in lieu of cash payments, if any, will be based on the fair market of such shares on the date of grant.

The performance criteria for the achievement of the targeted bonuses have not yet been approved by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date:  October 6, 2009